UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15 (d) of the
                         Securities Exchange Act of 1934


                Date of Report (Date of earliest event reported):


                                  May 11, 2005


                               MEDI-HUT CO., INC.
--------------------------------------------------------------------------------
               (Exact name of registrant as specified in charter)


              Nevada                       000-27119           22-2436721
--------------------------------------------------------------------------------
  (State or other jurisdiction of       (Commission         (IRS Employer
          incorporation)                 File Number)       Identification No.)

215 Morris Avenue, Spring Lake, New Jersey                        07762
--------------------------------------------------------------------------------
(Address of principal executive offices)                        (Zip Code)

       Registrant's telephone number, including area code: (732) 919-2799


--------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|  Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 240.14d-2(b))

|_|  Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange Act (17 CFR 240.13e-4(c))

Section 3 - Securities and Trading Markets

        Item 3.02 Unregistered Sales of Equity Securities
        -------------------------------------------------

     On May 11, 2005, Medi-Hut Co., Inc. ("Medi-Hut" or the "Company") issued a warrant to Dr. William Sear ("Dr. Sear"), for consulting services rendered by Dr. Sear to the Company. The warrant entitled the holder to purchase up to 100,000 shares of Medi-Hut's common stock at a price of $.05 per share. All of the shares of common stock underlying the warrant vested on the date issuance, May 11, 2005. The warrant was exercised on May 16, 2005 as to 100,000 shares of Medi-Hut's common stock. The aggregate purchase price paid for the 100,000 shares of Medi-Hut's common stock by Dr. Sear was $5,000 ($.05 per share). With regard to the issuance of the warrant and shares of Medi-Hut's common stock upon the exercise thereof, the Company relied on the exemption from registration for a private transaction not involving a public distribution provided by Section 4(2) of the Securities Act of 1933, as amended (the "Securities Act").

     On May 20, 2005, Century Capital Associates LLC ("Century Capital") exercised a warrant issued to it by the Company on February 25, 2005 as to 62,500 shares of Medi-Hut's common stock. As a result of this exercise, 31,250 shares of Medi-Hut's common stock were issued to David R. LaVance, a principal of Century Capital and the President and Chief Executive Officer of the Company, and 31,250 shares of Medi-Hut's common stock were issued to Thomas S. Gifford, a principal of Century Capital and the Executive Vice President, Chief Financial Officer and Secretary of the Company. The aggregate purchase price paid for the 62,499 shares of Medi-Hut's common stock by Messrs. LaVance and Gifford was $1,875 ($.03 per share), which represented deferred consulting fees owed by the Company to Century Capital pursuant to its consulting services agreement with Century Capital dated February 1, 2005. With regard to the issuance of the warrant and shares of Medi-Hut's common stock upon the exercise thereof, the Company relied on the exemption from registration for a private transaction not involving a public distribution provided by Section 4(2) of the Securities Act.

     On May 31, 2005, the Company closed on a private placement of convertible debentures (the "Debentures"). The gross proceeds received in connection with this private placement were $300,000, which are to be used for working capital purposes, including funding the Company's current litigation against Syntho Pharmaceuticals, Inc. and its president, Muhammed Malik, and Breckenridge Pharmaceutical Inc., relating to the Company's exclusive right to distribute the hormone replacement therapy drug, Syntest, as well as to fund the Company's ongoing litigation against its former independent auditors, Rosenberg, Rich, Baker, Berman & Company. The Debentures have a 5 year term maturing on April 30, 2007, and bear interest at a rate of 8% per annum. Up to 50% of the aggregate principal amount of the Debentures are immediately convertible into shares of the Company's common stock at the option of the holders at a conversion price of $0.10 per share. The remaining 50% of the aggregate principal amount of the Debentures are convertible at the option of the holders at any time after May 1, 2006 at a conversion price of $0.20 per share. With regard to the issuance of the Debentures, the Company relied on the exemption from registration for a private transaction not involving a public distribution provided by Section 4(2) of the Securities Act.

     A copy of the press release announcing the closing of the private placement of the Debentures is attached hereto as Exhibit 99.1.


Item 9.01     Financial Statements and Exhibits

              (c) Exhibits:

                     99.1 Press Release Re: Closing of a Private Placement of Convertible Debentures

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                   MEDI-HUT CO., INC.
                                             -----------------------------------
                                                       (Registrant)


                                             By: /s/  David R. LaVance
                                               ---------------------------------
                                                David R. LaVance
                                                Chairman of the Board, President
                                                and Chief Executive Officer

Date:  May 31, 2005